EXHIBIT A:
Sub-Item 77C:
Submission Of Matters To A Vote Of Security Holders.

VAN ECK FUNDS, INC.
MID CAP VALUE FUND

On March 9, 2006, at a Special Meeting of Shareholders, the following proposals were voted:

	Shares Voted	% of Voted Shares

1. To elect the following nominees as Directors:

Richard C. Cowell
For	424,979.094	98.118%
Against	8,150.051	1.882%
Abstain	0.000	0.000%

Jon Lukomnik
For	423,960.208	97.883%
Against	9,168.937	2.117%
Abstain	0.000	0.000%

David J. Olderman
For	425,016.094	98.127%
Against	8,113.051	1.873%
Abstain	0.000	0.000%

Ralph F. Peters
For	424,979.094	98.118%
Against	8,150.051	1.882%
Abstain	0.000	0.000%

Wayne H. Shaner
For	423,960.208	97.883%
Against	9,168.937	2.117%
Abstain	0.000	0.000%

R. Alastair Short
For	424,905.743	98.101%
Against	8,223.402	1.899%
Abstain	0.000	0.000%

Richard D. Stamberger
For	426,007.743	98.356%
Against	7,121.402	1.644%
Abstain	0.000	0.000%

2. To modify or eliminate fundamental investment restrictions:

(2A) Borrowing
For	302,531.252	69.848%
Against	20,114.385	4.644%
Abstain	28,390.508	6.555%
Broker non-votes	82,093.000	18.953%

(2B) Underwriting
For	303,718.252	70.122%
Against	17,001.385	3.925%
Abstain	30,316.508	7.000%
Broker non-votes	82,093.000	18.953%

(2C) Lending
For	303,030.366	69.963%
Against	18,796.271	4.340%
Abstain	29,209.508	6.743%
Broker non-votes	82,093.000	18.953%

(2D) Senior Securities
For	305,538.366	70.542%
Against	16,714.271	3.859%
Abstain	28,783.508	6.645%
Broker non-votes	82,093.000	18.953%

(2E) Real Estate
For	301,421.794	69.592%
Against	20,227.843	4.670%
Abstain	29,386.508	6.785%
Broker non-votes	82,093.000	18.953%

(2F) Commodities
For	300,981.591	69.490%
Against	19,777.046	4.566%
Abstain	30,277.508	6.990%
Broker non-votes	82,093.000	18.953%

(2G) Concentration
For	300,999.252	69.494%
Against	17,220.385	3.976%
Abstain	32,816.508	7.576%
Broker non-votes	82,093.000	18.953%

(2H) Diversification
For	305,284.252	70.483%
Against	16,187.385	3.738%
Abstain	29,564.508	6.825%
Broker non-votes	82,093.000	18.953%

(2I) Mortgaging, pledging or hypothecating
For	300,849.366	69.460%
Against	19,756.271	4.561%
Abstain	30,430.508	7.026%
Broker non-votes	82,093.000	18.953%

(2J) Margin
For	296,213.823	68.389%
Against	23,759.814	5.486%
Abstain	31,062.508	7.171%
Broker non-votes	82,093.000	18.953%

(3) To approve a Manager of Manager's Structure for the Fund.
For	301,716.119	69.660%
Against	17,686.086	4.083%
Abstain	31,633.940	7.304%
Broker non-votes	82,093.000	18.953%